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                                                                   EXHIBIT 3.1


                                     FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                NATIONSRENT, INC.

         The present name of the corporation is NationsRent, Inc. The corporation was incorporated under the name NationsRent, Inc. by the filing of its original Certificate of Incorporation with the Secretary of the State of Delaware on August 14, 1997. This Amended and Restated Certificate of Incorporation of the corporation amends and restates the provisions of the corporation's Certificate of Incorporation as heretofore amended and supplemented. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby restated to read in its entirety as follows:

FIRST:      The name of the Corporation is:

                     NationsRent, Inc.

SECOND:     (a)      The address of the registered office of the Corporation in
                     Delaware is:

                             Lexis Document Services Inc.
                             30 Old Rudnick Lane
                             Suite 100
                             County of Kent
                             Dover, Delaware 19901

            (b) The name of the Corporation's registered agent at the address of its registered office is:

                             Lexis Document Services Inc.

THIRD: The purpose of the Corporation is to engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:     (a)   The total number of shares of stock that the Corporation
                  shall have authority to issue is Two Hundred Fifty-Five
                  Million (255,000,000), consisting of Two Hundred Fifty Million
                  (250,000,000) shares of Common Stock with a par value of One
                  Cent ($0.01) per share and Five Million (5,000,000) shares of Preferred Stock with a par value of One Cent ($0.01) per share.





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         (b)      Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock upon all matters presented to the stockholders.

         (c) Shares of Preferred Stock may be issued from time to time in one or more series. Subject to any limitations prescribed by the laws of the State of Delaware, the Board of Directors is expressly authorized, prior to the issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

                  (i) the distinctive designation of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

                  (ii) the rate and time at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative, or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

                  (iii) the right, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

                  (iv) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of



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                           the affairs of, or upon any distribution of the
                           assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

                  (v) the voting powers, if any, of the holders of shares of such series which may, without limiting the generality of the foregoing, include (A) the general right to vote (or more or less than one vote) per share on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class and (B) the limited right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with other series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock;

                  (vi) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount which the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

                  (vii) the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

                  (viii) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series



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                           or any other class) ranking on a parity with or prior
                           to the shares of such series either as to dividends or upon liquidation; and

                  (ix) any other relative powers, preferences and participating, option or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series; in each case, so far as not inconsistent with the provisions of the Certificate of Incorporation or the law of the State of Delaware. All shares of Preferred Stock shall be identical and of equal rank except as to the particulars that may be fixed by the Board of Directors as provided above, and all shares of each series of Preferred Stock shall be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon shall be cumulative.

FIFTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

SIXTH:            The Corporation is to have perpetual existence.

SEVENTH: Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: The Board of Directors shall consist of one or more members, the number thereof to be fixed in the manner provided in the Bylaws.

NINTH: Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall be authorized to adopt, amend or repeal the Bylaws of the Corporation.

TENTH: The Corporation shall indemnify its officers and directors to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as it may be amended from time to time ("Section 145"), (i) in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 145, and (ii) in each and every situation where, under Section 145, the Corporation is not obligated, but is permitted or empowered, to make such indemnification. The Corporation shall promptly make or cause to be made any determination which Section 145 requires.



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ELEVENTH:         A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. This provision shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a Director, then a Director of the Corporation, in addition to the circumstances in which a Director is not personally liable as set forth herein, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

TWELFTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article TWELFTH.

THIRTEENTH:       The Corporation shall not be governed by Section 203 of the
                  General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, NationsRent., Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its authorized officer on this _____ day of July 1998.


                                 NATIONSRENT, INC.

                                 By:
                                    ----------------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                          ----------------------------------




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